EXHIBIT 21

CAREER EDUCATION CORPORATION

List of Subsidiaries

Subsidiary	Domestic	Company

“The Katharine Gibbs Corporation-Melville”	NY	Company

AIU Online, LLC	DE	Company

American InterContinental University, Inc.	GA	Company

American InterContinental University-London Ltd. U.S.	DC	Company

Briarcliffe College, Inc.	NY	Company

Brooks Institute of Photography, L.L.C.	DE	Company

Brown Institute, Ltd.	DE	Company

California Culinary Academy, Inc.	CA	Company

California Culinary Academy, LLC	DE	Company

Career Education Student Finance LLC	DE	Company

CEC Educational Services, LLC	IL	Company

CEC Employee Group, LLC	DE	Company

CEC Europe, LLC	DE	Company

CEC Food and Beverage, LLC	DE	Company

CEC Leasing, LLC	FL	Company

CEC Real Estate Holding, Inc.	DE	Company

Colorado Tech, Inc.	DE	Company

Colorado Technical University, Inc.	CO	Company

Education and Training, Incorporated	DE	Company

Harrington Institute of Interior Design, Inc.	IL	Company

International Academy of Design & Technology Detroit, Inc.	MI	Company

International Academy of Design & Technology-Nashville, LLC	DE	Company

International Academy of Merchandising & Design, Inc.	FL	Company

International Academy of Merchandising & Design, Ltd.	IL	Company

Kitchen Academy, Inc.	DE	Company

LCB Culinary Schools, LLC	DE	Company

Le Cordon Bleu College of Culinary Arts, Inc., a Private Two-Year College	MA	Company

Le Cordon Bleu North America, LLC	DE	Company

Market Direct, Inc.	IL	Company

Marlin Acquisition Corp.	FL	Company

Missouri College, Inc.	MO	Company

Sanford-Brown College, Inc., a private two-year college	MA	Company

Sanford-Brown College, LLC	DE	Company

Sanford-Brown, Limited	NY	Company

SBC Health Midwest, Inc.	DE	Company

School of Computer Technology, Inc.	DE	Company

Scottsdale Culinary Institute, Ltd.	DE	Company

TCA Beverages, Inc.	TX	Company

TCA Group, Inc.	TX	Company

The Cooking and Hospitality Institute of Chicago, Inc.	IL	Company

The Katharine Gibbs School of Norwalk, Inc.	CT	Company

The Katharine Gibbs School of Providence, Inc.	RI	Company

Words of Wisdom, LLC	IL	Company